2000 INCENTIVE PLAN
                                       OF
                                 ICRYSTAL, INC.


                           Section 1. PURPOSE OF PLAN

The purpose of this 2000 Incentive Plan (this "PLAN") of iCrystal, Inc., a Delaware corporation (the "COMPANY"), is to enable the Company to attract,
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retain  and  motivate  their  employees  and  consultants  by  providing  for or increasing the proprietary interests of such employees and consultants in the Company, and to enable the Company to attract, retain and motivate its
                          ------------
non-employee  directors  and  further  align their  interests  with those of the shareholders  of the Company by  providing  for or  increasing  the  proprietary
                 -----------
interests of such  directors in the Company.  The Plan is intended to permit the
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grant of Awards (as  defined  below)  meeting the  requirements  of (a) Rule 701 promulgated under the Securities Act of 1933, as amended (the "SECURITIES ACT"), as such rule may be amended from time to time, and (b) Section 25102(o) of the Corporations Code of the State of Delaware (the "CORPORATIONS CODE"), and thus offers and sales of securities pursuant to the Plan are intended to be exempt from (i) the registration requirements of the Securities Act if and for so long as the Company is not subject to the reporting requirements of Section 13 or
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15(d) of the Securities  Exchange Act of 1934, as amended (the "EXCHANGE  ACT"), and (ii) the qualification requirements of Section 25110 of the Corporations Code. Nothing in this Plan shall be deemed, however, to prohibit the granting of Awards in compliance with federal and state securities laws other than pursuant to Rule 701 and Section 25102(o).


                     Section 2. PERSONS ELIGIBLE UNDER PLAN

Any employee, non-employee directors, independent contractors or consultants of the Company or any of its subsidiaries (each, a "PARTICIPANT") shall be eligible
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to be  considered  for the grant of Awards (as  defined in this Plan) under this
Plan.


                                Section 3. AWARDS

(a) The Administrator (as hereinafter defined), on behalf of the Company, is authorized under this Plan to enter into any type of arrangement with a Participant that is not inconsistent with the provisions of this Plan and that, by its terms, involves or might involve the issuance of (i) shares of Common Stock of the Company ("COMMON STOCK"), or (ii) a Derivative Security
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     (as such term is  defined in Rule 16a-1  promulgated  under the  Securities
     Exchange Act of 1934, as amended (the "EXCHANGE ACT"), as such Rule may be amended from time to time) with an exercise or conversion privilege at a price related to the Common Stock or with a value derived from the value of the Common Stock. The entering into of any such arrangement is referred to herein as the "GRANT" of an "AWARD."

(b) Awards are not restricted to any specified form or structure and may include, without limitation, sales or bonuses of stock, restricted stock, stock options, reload stock options, stock purchase warrants, other rights to acquire stock, securities convertible into or redeemable for stock, stock appreciation rights, limited stock appreciation rights, phantom stock, dividend equivalents, performance units or performance shares, and an Award may consist of one such security or benefit, or two or more of them in tandem or in the alternative.

(c) Common Stock and Derivative Securities may be issued pursuant to an Award for any lawful consideration as determined by the Administrator, including, without limitation, services rendered by the recipient of such Award.


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(d)  Subject to the provisions of this Plan, the Administrator,  in its sole and absolute discretion, shall determine all of the terms and conditions of each Award granted under this Plan, which terms and conditions may include, among other things:

     (i) a provision permitting the recipient of such Award, including any recipient who is a director or officer of the Company, to pay the
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          purchase  price of the Common Stock or Derivative  Securities or other property issuable pursuant to such Award, or such recipient's tax withholding obligation with respect to such issuance, in whole or in part, by any one or more of the following:

          (A) the delivery of cash;

          (B)  the delivery of  previously  owned shares of capital stock of the
                                                                             ---
               Company (including "PYRAMIDING") or other property, provided that
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               the Company is not then  prohibited  from purchasing or acquiring
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               shares of its capital stock or such other property;

          (C)  a  reduction  in  the  amount  of  Common  Stock  or   Derivative
               Securities or other property otherwise issuable pursuant to such Award; or

          (D) the delivery of a promissory note, the terms and conditions of which shall be determined by the Administrator;

     (ii) a provision conditioning or accelerating the receipt of benefits pursuant to such Award, either automatically or in the discretion of the Administrator, upon the occurrence of specified events, including, without limitation, a change of control of the Company, an acquisition
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          of a specified  percentage  of the voting  power of the  Company,  the
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          dissolution or liquidation of the Company, a sale of substantially all
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          of the  property  and  assets of the  Company  or an event of the type
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          described in Section 7 hereof; or

     (iii)a provision required in order for such Award to qualify as an incentive stock option (an "INCENTIVE STOCK OPTION") under Section 422
                                      ----------------------
          of the Internal Revenue Code ("CODE"), provided that the recipient of such Award is eligible under the Code to receive an Incentive Stock Option. Stock options which do not so qualify are referred to as "NONQUALIFIED STOCK OPTIONS."
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                        Section 4. STOCK SUBJECT TO PLAN

(a) The aggregate number of shares of Common Stock that may be issued or issuable pursuant to all Awards (including Incentive Stock Options, Nonqualified Stock Options and other Awards) granted under this Plan shall not exceed three million (3,000,000) shares of Common Stock and all of which shall be subject to adjustment as provided in Section 8 hereof.

(b) For purposes of Section 4(a) hereof, the aggregate number of shares of Common Stock issued and issuable pursuant to all Awards granted under this Plan shall at any time be deemed to be equal to the sum of the following:

     (i) the number of shares of Common Stock that were issued prior to such time pursuant to Awards granted under this Plan, other than Common Stock that was subsequently reacquired by the Company pursuant to the
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          terms and  conditions  of such  Awards  and with  respect to which the holder

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          thereof  received no benefits of ownership  such as dividends; plus

     (ii) the number of shares of Common Stock that were otherwise issuable prior to such time pursuant to Awards granted under this Plan, but that were withheld by the Company as payment of the purchase price of
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          the Common Stock  issued  pursuant to such Awards or as payment of the recipient's tax withholding obligation with respect to such issuance; plus

     (iii)the maximum number of shares of Common Stock issuable at or after such time pursuant to Awards granted under this Plan prior to such time.

(c) In the event any Participant is deemed to be a "COVERED EXECUTIVE" pursuant to Section 162(m) of the Code and the exercise of all or a portion of the Awards would preclude the Company from taking full advantage of the
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     compensation  deductions  arising from the grant of such  Awards,  together with all other taxable  compensation payable to Participant by the Company,
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     by virtue of the  limitations  imposed by Section 162(m) of the Code,  then the number of shares as to which Awards shall be exercisable during the applicable tax year shall be reduced to such number as would allow the Company to fully deduct the compensation payable to Participant.

(d)  If and  for so  long  as  the  Company  is  not  subject  to the  reporting
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     requirements  of Section  13 or 15(d) of the  Exchange  Act,  the amount of securities offered and sold under the Plan shall not exceed the limitations set forth in Rule 701 promulgated under the Securities Act, as such rule may be amended from time to time.


                           Section 5. DURATION OF PLAN

No Awards shall be granted under this Plan after April 4, 2010. Although  Common
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Stock may be issued after April 4, 2010 pursuant to Awards granted prior to such
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date,  no Common  Stock shall be issued under this Plan after April 4, 2010 (the
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"TERMINATION DATE").


                        Section 6. ADMINISTRATION OF PLAN

(a) This Plan shall be administered by an Administrator of the Board (the "ADMINISTRATOR") consisting of two or more directors. In the event that the
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     Company becomes "PUBLICLY HELD" within the meaning of Section 162(m) of the
     -------
     Code, then, with respect to any Awards intended to qualify for the "PERFORMANCE-BASED COMPENSATION" exception in Section 162(m) of the Code, the Administrator shall, to the extent necessary, consist of two or more directors each of whom is an "OUTSIDE DIRECTOR" within the meaning of
     Section 162(m) of the Code and such Award shall not be subject to Board approval.

(b) Subject to the provisions of this Plan, the Administrator shall be authorized and empowered to do all things necessary or desirable in connection with the administration of this Plan, including, without limitation, the following:

     (i)  adopt, amend and rescind rules and regulations relating to this Plan;

     (ii) determine which persons are Participants and to which of such Participants, if any, Awards shall be granted hereunder;

     (iii)grant Awards to Participants and determine the terms and conditions thereof, including the number of shares of Common Stock issuable pursuant thereto;

     (iv) accelerate the exercisability of an Award or extend the period during which an owner of an Award may exercise his or her rights under such Award (but not beyond the Termination Date);

     (v) determine whether, and the extent to which, adjustments are required pursuant to Section 7 hereof; and

     (vi) interpret and construe this Plan and the terms and conditions of all Awards granted hereunder.

     The interpretation and construction by the Administrator of any term or provision of the Plan or of any Award granted under it, including without limitation any determination of adjustments required pursuant to Section 7 hereof, shall be conclusive, unless otherwise determined by the Board of Directors of the Company (the "BOARD") in which event such action by the
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     Board shall be conclusive,  and such  interpretation and construction shall be binding upon all those who hold or are eligible to receive options under the Plan, and all persons claiming under them. The Board or Administrator may from time to time adopt rules and regulations for carrying out this Plan and, subject to the provisions of this Plan, may prescribe the form or forms of the instruments evidencing any Award granted under this Plan.

(c) The Administrator will provide to each holder annual financial statements of the Company to the extent required by law.
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                             Section 7. ADJUSTMENTS

If the outstanding securities of any class then subject to this Plan are increased, decreased or exchanged for or converted into cash, property or a different number or kind of securities, or if cash, property or securities are distributed in respect of such outstanding securities, in either case as a
result   of   a   reorganization,   merger,   consolidation,   recapitalization,
restructuring, reclassification, dividend (other than a regular, quarterly cash dividend) or other distribution, stock split, reverse stock split or the like, or if substantially all of the property and assets of the Company are sold,
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then,  unless  the  terms  of such  transaction  shall  provide  otherwise,  the
Administrator shall make appropriate and proportionate adjustments in (a) the number and type of shares or other securities or cash or other property that may be acquired pursuant to Incentive Stock Options and other Awards theretofore granted under this Plan, (b) the maximum number and type of shares or other securities that may be issued pursuant to Incentive Stock Options, Nonqualified Stock Options and other Awards thereafter granted under this Plan, and (c) the maximum number of Common Shares that may be subject to stock options or stock appreciation rights granted during any twelve-month period to any Participant, as provided in Section 4(c) hereof; provided, however, that no adjustment shall be made to the number of shares of Common Stock that may be acquired pursuant to outstanding Incentive Stock Options or the maximum number of shares of Common Stock with respect to which Incentive Stock Options may be granted under this Plan to the extent such adjustment would result in such options being treated as other than Incentive Stock Options; provided, further, that no such adjustment shall be made to the extent the Administrator determines that such adjustment would result in the disallowance of a federal income tax deduction for compensation attributable to Awards hereunder by causing such compensation to be other than "PERFORMANCE-BASED COMPENSATION" within the meaning of Section 162(m)(4)(C) of the Code.


                           Section 8. OTHER PROVISIONS

Awards granted under this Plan shall contain such other terms and provisions which are not inconsistent with this Plan as the Board or Administrator may authorize, including but not limited to (a) vesting schedules governing the exercisability of such Awards, (b) provisions for acceleration of such vesting schedules in certain events, (c) arrangements whereby the Company may fulfill
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any tax  withholding  obligations it may have in connection with the exercise of such Awards, (d) provisions imposing restrictions upon the transferability of stock acquired on exercise of such Award, whether required by this Plan or applicable securities laws or imposed for other reasons, and (e) provisions regarding the termination or survival of any such Award upon the optionee's death, retirement or other terminations of employment and the extent, if any, to which any such Award may be exercised after such event. Incentive Stock Options shall contain the terms and provisions required of them under the Code.


                         Section 9. FINANCIAL ASSISTANCE

The Company is vested with authority  under this Plan to assist any  Participant
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to whom an Award is granted hereunder  (including any director or officer of the
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Company or any of its  subsidiaries who is also a Participant) in the payment of
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the purchase  price payable on exercise of that Award,  by lending the amount of such purchase price to such Participant on such terms and at such rates of interest and upon such security (or unsecured) as shall have been authorized by or under authority of the Board.


       Section 10. COMPANY'S RIGHT OF FIRST PURCHASE AND PARTICIPATION IN
                            COMMON STOCK TRANSACTIONS

(a) While and so long as the Common Stock or any stock of any other class subject to this Plan has not been Publicly Traded (as hereinafter defined) for at least ninety (90) days, any stock issued on exercise of any Award granted under this Plan shall be subject to the Company's right of first
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     purchase.  By virtue of that right,  (a) such stock may not be  transferred during the holder's lifetime to any person other than members of the holder's Immediate Family, a partnership whose members are the holder and/or members of the holder's Immediate Family, or a trust for the benefit of the holder and/or members of the holder's Immediate Family, unless such transfer occurs within fifteen (15) days following the expiration of thirty
     (30) days after the Company has been given a written notice which correctly
                     -----------
     identified the prospective  transferee or transferees and which offered the
                                                                             ---
     Company an  opportunity  to purchase such stock at its Fair Market Value in
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     cash,  and such offer was not  accepted  within  thirty (30) days after the
                                                                             ---
     Company's  receipt of that  notice;  and (b) upon the holder's  death,  the
     ---------                                                               ---
     Company  shall have the right to purchase  all or some of such stock at its
     -------
     Fair Market Value within nine (9) months after the date of death. This right of first purchase shall continue to apply to any such stock after the transfer during the holder's lifetime of that stock to a member of the holder's Immediate Family or to a family partnership or trust as aforesaid, and after any transfer of that stock with respect to which the Company expressly waived its right of first purchase without also waiving it as to any subsequent transfers thereof, but it shall not apply after a transfer of that stock with respect to which the Company was offered but did not
                                          ------------
     exercise or waive its right of first purchase or more than nine months after the holder's death. The Company may assign all or any portion of its
                                -----------
     right of first purchase to any one or more of its shareholders, or to a pension or retirement plan or trust for Participants of the Company, who
                                                               -----------
     may then exercise the right so assigned. Stock certificates evidencing stock subject to this right of first purchase shall be appropriately legended to reflect that right.

(b) While and so long as the Common Stock or any stock of any other class subject to this Plan has not been Publicly Traded (as hereinafter defined) for at least ninety (90) days, upon the exercise of any Awards granted under the Plan, the Company may require that the Awards granted to
                       ------------

     Participants  be subject to such  requirements  as the Company may specify,
                                                        -----------
     including a requirement that a Participant participate in transactions involving the purchase or exchange of all, or substantially all, of the Common Stock of the Company (a "TRANSACTION"). To the full extent provided
                     -----------
     to any  other  holder  of  Common  Stock  of  the  Company  on  the  date a
                                                   ------------
     Participant exercises the Award, Participants shall be entitled to participate in any Transaction on the same basis as the other holders of Common Stock of the Company.


                Section 11. LIMITATIONS OF RIGHTS OF PARTICIPANTS

(a) A Participant under this Plan shall not have any interest in the shares or in any dividends paid thereon, and shall not have any of the rights or privileges of a shareholder with respect to such shares, until the certificates therefor have been issued and delivered to him or her.

(b) No shares of stock issuable under the Plan shall be issued and no certificate therefor delivered unless and until, in the opinion of legal counsel for the Company, such securities may be issued and delivered
                  ------------
     without causing the Company to be in violation of or to incur any liability
                     -----------
     under any federal, state or other securities law, or any other requirement of law or of any regulatory body having jurisdiction over the Company.
                                                               -----------

(c) The receipt of an option does not give the holder any right to continued employment by the Company or a subsidiary for any period, nor shall the
                    -----------
     granting of the option or the issuance of shares on exercise thereof give the Company or any subsidiary any right to the continued services of the
     -----------
     holder for any period.

(d) Nothing contained in this Plan shall constitute the granting of an Award hereunder, which shall occur only pursuant to express authorization by the Board or the Administrator.


                      Section 12. AMENDMENT AND TERMINATION

The Board may alter, amend, suspend or terminate this Plan, provided that no such action shall deprive a holder who has not consented thereto of any Award granted to the holder pursuant to this Plan or of any of the holder's rights under such Award. Except herein provided, no such action of the Board, unless taken with the approval of the shareholders of the Company, may:
                                               -----------

(a) increase the maximum number of shares for which Awards granted under this Plan may be exercised;

(b)  reduce the minimum permissible exercise price;

(c)  extend the ten-year duration of the Plan set forth herein;

(d)  alter the class of Employees eligible to receive Awards under the Plan; or

(e) amend the Plan in any other manner which the Board, in its discretion, determines should become effective only if approved by the shareholders even though such shareholder approval is not expressly required by this Plan.

If an amendment to this Plan would (i) increase the maximum number of shares of Common Stock that may be issued pursuant to (a) all Awards granted under this Plan, (b) all Incentive Stock Options granted under this Plan, or (c) Awards granted under this Plan during any calendar year to any one Participant, (ii) change the class of persons eligible to receive Awards under this Plan,

(iii) otherwise materially increase the benefits hereunder accruing to participants who are subject to Section 16 of the Exchange Act in a manner not specifically contemplated herein or (iv) affect this Plan's compliance with Rule 16b-3 or applicable provisions of the Code, as amended from time to time, the amendment shall be subject to approval by the Company's shareholders to the
                                            --------------
extent required to comply with Rule 16b-3, Sections 422 and 162(m) of the Code, and other applicable provisions of or rules under the Code, as amended from time to time.


                         Section 13. CERTAIN DEFINITIONS

As used in this Plan, the following terms shall have the following meanings:

"FAIR MARKET VALUE" shall mean the fair market value of the Common Stock. If the Common Stock is not publicly traded, fair market value shall be determined by the Board or the Administrator and may be computed by any method which the Board or the Administrator in good faith believes reflects the fair market value of the Common Stock on the date of such determination, including without limitation, reference to the book value of the Common Stock and reference to the most recent price at which the Common Stock, or a Derivative Security of the Company, has been issued in an arms-length transaction, provided however, that Fair Market Value shall not be less than the exercise price paid by the Participant to receive the subject Common Stock. If the Common Stock is publicly traded, fair market value shall be the closing sale price per share of Common Stock, if the Common Stock is listed on a national securities exchange or on the NASDAQ National Market, or if the Common Stock is not then so listed, the closing bid price per share of Common Stock, on the day in question (or, if such day is not a trading day or if no sales of Common Stock were made on such day, on the nearest preceding trading day on which sales of Common Stock were made), as reported in THE WALL STREET JOURNAL, or, if trading in the Common Stock is not then reported in THE WALL STREET JOURNAL, at such closing sale or bid price as may then appear in what the Board or the Administrator in its judgment then deems to be the most nearly comparable listing or reporting service.

An individual's "IMMEDIATE FAMILY" includes only his or her spouse, parents or other ancestors, and children and other direct descendants of that individual or of his or her spouse (including such ancestors and descendants by adoption).

Corporate stock is "PUBLICLY TRADED" if stock of that class is listed or admitted to unlisted trading privileges on a national securities exchange or on the NASDAQ National Market or if sales or bid and offer quotations are reported for that class of stock in the automated quotation system ("NASDAQ") operated by the National Association of Securities Dealers, Inc.


                       Section 14. EFFECTIVE DATE OF PLAN

This Plan shall be  effective  as of April 4,  2000,  the date upon which it was
                                     --------------
approved by the Board of Directors  of the  Company,  subject to approval by the
                                       ------------
Company's stockholders.